UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

Diabetic Treatment Centers of America, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-382580	59-3733133
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

975 East 5400 South

Suite 100

Salt Lake City, Utah 84117

(801) 207-1816

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 20, 2005, Allen Woodlief resigned as Chief Financial Officer and as a Director of Diabetic Treatment Centers of America, Inc. (the “Company”). Mr. Woodlief has resigned as Chief Financial Officer and as a Director of the Company to pursue other personal interests.

At the time of his resignation, Mr. Woodlief possesses no shares of the Company securities. He is not owed any compensation for his services as Chief Financial Officer and as a Director of the Company.

Also on the same date, the Board of Directors appointed Steven Weldon as the Chief Financial Officer and as a Director of the Company. Since July, 2001 Mr. Weldon has been the tax manager for Westgate Resorts, Ltd., a timeshare developer. Mr. Weldon has been an adjunct professor at Florida Southern College since January, 2002. Since May, 2005 Mr. Weldon has served as the president, sole stockholder and director of Steven W. Weldon, PA, a public accounting firm providing tax and accounting services. Also, Mr. Weldon has been the Chief Financial Officer of Horizon Holding Corporation, a golf retailer, since October, 2005.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Holdings Corporation

Dated: December 20, 2005	By:	/s/ Scott Allen
Scott Allen
Chief Executive Officer